UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2006

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive
Waco, Texas 76712
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2005, FirstCity Financial Corporation (“FirstCity”) and its subsidiary, FirstCity Servicing Corporation (“FCSC”), provided notice to Cargill Financial Services Corporation (“Cargill”) and CFSC Capital Corp. II (“CCC II”) that the termination date under the Right Of First Refusal Agreement And Due Diligence Reimbursement Agreement dated effective as of January 1, 1998, as amended (the “Agreement”), by and among FirstCity, FCSC, Cargill, and CCC II, would not be automatically extended for an additional one year period beyond February 1, 2006.

On February 1, 2006, FirstCity, FCSC, Cargill, and CCC II entered into the Sixth Amendment to Right Of First Refusal Agreement And Due Diligence Reimbursement Agreement (the “Amendment”), which provides that the Agreement would be extended to March 1, 2006, and would automatically terminate on that date without further notice or action by any party unless the parties further extend the term of the Agreement.  The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

FirstCity and Cargill are currently negotiating the terms under which the Agreement might be extended beyond March 1, 2006.

Nature of Material Relationship with Cargill and CCC II

FirstCity has had a significant relationship with Cargill and CCC II and their subsidiaries and affiliates since 1991.  Since that time, FirstCity and Cargill have formed a series of acquisition partnerships through which they have jointly acquired over $7.3 billion in face value of portfolio assets.  Cargill or its affiliates are the investor in the vast majority of the acquisition partnerships currently in existence.  Additionally, CFSC Capital Corp. XXX, an affiliate of Cargill and CCC II, provides acquisition financing to the acquisition partnerships.  The acquisition partnerships presently have outstanding indebtedness in the amount of $8,582,315.31 payable to CFSC Capital Corp. XXX as of January 31, 2006.  FirstCity and Cargill are each investors in MCS et Associes, a French asset servicing company, through which FirstCity and Cargill purchase pools of portfolio assets in France and in other regions of Western Europe.

Jeffery D. Leu, President of the Value Investment Group of Cargill, has been a director of FirstCity since December 2000.

Section 9-Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c)                                 Exhibits.

10.1                          Sixth Amendment to Right Of First Refusal Agreement And Due Diligence Reimbursement Agreement dated effective as of February 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: February 3, 2006	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Amendment to Right Of First Refusal Agreement And Due Diligence Reimbursement Agreement dated effective as of February 1, 2006.